SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): April 17, 2013

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35737	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2013, Northwest Biotherapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with one healthcare-dedicated institutional investor for the sale of an aggregate of 2,564,103 units of the Company in a registered direct offering. Each unit consists of one share of common stock (“Shares”) and one warrant to purchase 0.4 of a share of the Company’s common stock (“Warrants”). The purchase price paid by the investor was $3.90 per unit. The Warrants have an exercise price of $4.29 per share and are exercisable commencing six months from the date of issuance through February 5, 2018.

H.C. Wainwright & Co. LLC (“H.C. Wainwright”) acted as the sole placement agent in this offering. The Company paid a 7% placement agent fee to H.C. Wainwright. In addition, the Company issued to H.C. Wainwright warrants (the “Placement Agent Warrants”) to purchase 128,205 shares of common stock (which is equal to 5% of the Shares sold in the offering). The Placement Agent Warrants have an exercise price of $4.88 per share and are exercisable commencing six months from the date of issuance and terminate on February 5, 2018 or the 5 year anniversary of the effective date of the Company’s shelf registration statement on Form S-3 (File No. 333-185898), as amended, which was declared effective on February 5, 2013 (the “Registration Statement”).

The net proceeds to the Company from the registered direct offering, after deducting placement agent fees and estimated offering expenses, are approximately $9,150,000. At the closing, the Company issued 2,564,103 shares of common stock, Warrants to purchase 1,025,641 shares of common stock, and Placement Agent Warrants to purchase 128,205 shares of common stock.

The Shares and the Warrants were issued and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on April 22, 2013, in connection with a takedown from the Registration Statement. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the Shares, Warrants and shares of common stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 hereto.

In connection with the issuance of the Placement Agent Warrants, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Warrants, and the Placement Agent Warrants, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference. A copy of the press release announcing the registered direct public offering is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Form of Securities Purchase Agreement dated as of April 17, 2013
10.2	Placement Agent Engagement Agreement
99.1	Press Release dated April 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: April 22, 2013	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman